Exhibit 10(f)

Westar Energy, Inc.
Non-Employee Director Compensation Program
Effective January 1, 2016

Item	Amount
Board Fees
Annual Retainer	$70,000
Meeting Fees	None
Committee Fees
Audit
Chair Retainer	$20,000
Member Retainer	$10,000
Meeting Fees	None
Compensation
Chair Retainer	$16,500
Member Retainer	$8,000
Meeting Fees	None
Nominating & Governance
Chair Retainer	$13,500
Member Retainer	$6,000
Meeting Fees	None
Finance
Chair Retainer	$13,500
Member Retainer	$6,000
Meeting Fees	None
Annual Stock Award	$85,000
Additional Non-Executive Chair	$100,000 ($40,000 cash) ($60,000 stock)

Stock awards are issued pursuant to the Westar Energy, Inc. Long Term Incentive and Share Award Plan, as amended from time to time.
A non-employee director may elect to have all or a portion of any cash fees paid in stock rather than cash in accordance with the Westar Energy, Inc. Long Term Incentive and Share Award Plan, as amended from time to time.
A non-employee director may elect to defer payment of cash fees or stock in accordance with the provisions of the Non-Employee Director Deferred Compensation Plan.
A non-employee director is entitled to be reimbursed for (i) travel and other out-of-pocket expenses incidental to attending meetings and (ii) reasonable expenses relating to ongoing director education.
Westar Energy, Inc. provides liability insurance to its directors under its directors and officers insurance policies.